EXHIBIT 99.1
VIA ELECTRONIC MAIL

May 28, 2013

To Our Members:

We are pleased to report that the Federal Home Loan Bank of Chicago (Bank), having completed the quarterly excess capital stock repurchase program initiated in 2012, will now repurchase excess stock held by members within three business days of receiving the request, or sooner if possible, subject to regulatory requirements and prudent business practices. This change is effective May 28, 2013.

Any member with excess stock can submit a request for excess stock repurchase. The Bank will take all requests that arrive by 2:00 p.m. (Central Time) every day. The Bank will confirm (1) that the amount of stock requested is, in fact, excess stock and (2) that the Bank is able to repurchase the stock in accordance with it its regulatory capital measures. The amount of stock requested for repurchase must be excess stock as of the close of business on the day prior to requesting excess stock. Payments to members requesting a repurchase of their excess stock will be made by crediting the member's DID account at the Bank. Funds will be available the day after the request has been fulfilled and the account credit processed.

If a member has both B1 and B2 stock that is excess, the B1 stock will be repurchased first. Please review the attached materials outlining the process for submitting your request for the repurchase of excess stock.

Recently we fulfilled our pledge made five years ago to you to repurchase all of the excess capital stock that members wanted repurchased. We are pleased that we can now repurchase your excess stock more quickly. Of equal importance, we continue to focus our efforts on enhancing our products and services and making it easier for our members to do business with the Bank.

We look forward to continuing to serve you.

Best regards,

/s/ Matt Feldman

Matt Feldman
President and CEO

How to Request Repurchase of Excess Stock
Members can request repurchase of excess capital stock within three business days (subject to regulatory requirements and prudent business practices) by submitting a request using the enclosed “Excess Capital Stock Repurchase Form” (Form). To participate, please return the Form to the Federal Home Loan Bank of Chicago via fax or email by 2:00 p.m. (Central Time).

•	Members must use the enclosed “Excess Capital Stock Repurchase Form” to submit their requests for repurchases.

•	The Form must be signed by individuals with signing authority under the member's Advances Agreement as indicated in the Bank's records.

•	The Form must be received by the Bank, via fax or email, no later than 2:00 p.m. (Central Time) on any FHLBC business day (“Deadline”).

•	Please email the completed Form to the Bank at MTD@fhlbc.com or fax the Form to 312-552-1220, Attention: Capital Stock Repurchase Request.

•	You will receive a confirmation the Bank has received your email or fax within 24 hours. If you do not receive confirmation, please contact the Member Transaction Desk at
(toll-free) 855-FHLB-CHI or 855-345-2244, Option 1.

•	Any Forms received after the Deadline will be processed the following day.

Payment Calculation and Timing
You can view your institution's excess stock balance on your eBanking reports. Alternatively, contact the Member Transaction Desk to determine the amount of your excess stock. If you anticipate any advance activity on the day you want to repurchase, an appropriate amount of stock should be retained to support that activity.

Payment Method and Special Instructions
In the event that the Bank cannot honor all requested repurchases on a certain day, repurchases will be executed on a first-come, first-served basis. Unfilled requests will be rolled over to the next day and will have priority over other requests submitted for that day. All capital stock which the Bank determines will be repurchased will be paid in cash at par value by crediting the member's daily investment deposit account (“DID”) at the Bank on the evening of the day the form was processed by the Member Transaction Desk. Funds will be available to the members the following day.

Tax Treatment of Dividends
Members owning excess stock received as a result of prior stock dividends should consult their tax advisor regarding the tax effect of repurchase, prior to participating in this repurchase offer.

If you have any questions regarding this process, please feel free to contact the Member Transaction Desk at 855-FHLB-CHI or 855-345-2244, Option 1.

Excess Capital Stock Repurchase Form

In accordance with the Federal Home Loan Bank of Chicago's Capital Plan, members may participate in repurchases of excess capital stock. Please provide the following information:

MEMBER NAME: _________________________________    MEMBER NUMBER: _________________

Member Contact Name:______________________________ Contact Email: ________________________

Contact Phone Number: ______________________________

The undersigned (“Member”) hereby requests the following:

Please check ONE box and enter the appropriate number, if required:

(1) Repurchase of $______________________* of excess capital stock on the repurchase date.

* Note: If Member indicates an amount that exceeds the amount of excess stock that is eligible for repurchase, the Bank will use the maximum eligible amount for purposes of making the pro rata calculation.

(2)    Repurchase of ALL outstanding excess capital stock on the repurchase date.

Signature of Authorized Signer	Signature of Authorized Signer

Print Name	Print Name

Title	Title

Use second signature block if your institution's resolutions require two signers.

Please email the information requested to MTD@fhlbc.com or fax it to 312-552-1220 (Attention: Capital Stock Repurchase Request) by 2:00 p.m. (Central Time). You should receive a confirmation of receipt within 24 hours; if you do not, please call 855-FHLB-CHI or 855-345-2244, Option 1.

For FHLBC Use Only
Date rec'd:____/_____/___
Verification of amount
requested to be repurchased:

__________________